Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of KLX Energy Services Holdings, Inc. of our report dated March 5, 2020, relating to the financial statements of Quintana Energy Services Inc., which appears in KLX Energy Services Holdings, Inc.’s Registration Statement on Form S-4 dated June 25, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

May 14, 2021